UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 19, 2023

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 19, 2023, SBA Communications Corporation (the “Company”) appointed Mr. Brendan Cavanagh to the Company’s Board of Directors (the “Board”), effective January 1, 2024. Mr. Cavanagh will serve as a Class I director for a term expiring at the 2024 Annual Meeting of Shareholders, at which time he will stand for re-election. Concurrent with Mr. Cavanagh’s appointment, the Board will be expanded to ten members.

Mr. Cavanagh’s appointment to the Board follows the previously announced CEO succession plan, pursuant to which Mr. Cavanagh will succeed Mr. Jeffrey Stoops as President and Chief Executive Officer, effective January 1, 2024. In connection with the CEO succession plan, the Board has also appointed Mr. Stoops to the position of non-executive Chairman of the Board, effective January 1, 2024.

Biographical and other information about Mr. Cavanagh is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2023.

There is no arrangement or understanding between Mr. Cavanagh and any other person pursuant to which Mr. Cavanagh has been appointed as a director. There are no family relationships between Mr. Cavanagh and any of the Company’s directors and executive officers, and Mr. Cavanagh is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: December 22, 2023